Exhibit 24(b)(5)
APPLICATION FOR GROUP ANNUITY CONTRACT

Voya Retirement Insurance and Annuity Company	Voya LOGO
A member of the Voya® family of companies [PO Box 990063 Hartford, CT 06199-0063]
As used on this form, the term “Voya,” “VRIAC,” “Company,” “we,” “us” or “our” refers to your plan’s funding agent and/or services provider. That entity is Voya Retirement Insurance and Annuity Company. Contact us for more information.
l. APPLICANT INFORMATION
[Applicant Name (Employer/Contract Holder) ____________________________________________________________________
Address __________________________________________________________________________________________________
City _____________________	State	_______________________	ZIP _____________________________
Tax Identification # _________________________________________________________________________________________]

2. ACCOUNT INFORMATION
Full Legal Plan Name ______________________________________________________________________________________
Type of Organization
☐ Governmental Organization
☐ State, local, county, municipality	☐ Tax-exempt Organization (includes churches, healthcare organizations and
☐ Healthcare	private education organizations)
☐ Public School	☐ 501(c)(3) Organization (IRS tax-exempt status letter required to be
☐ K-12	submitted for organizations formed after 10/9/69)
☐ High Education	☐ Church, qualified and non-qualified church controlled organizations
☐ For Profit Organization	☐ Healthcare
☐ Corporation	☐ Education
☐ Unincorporated (e.g. partnerships,	☐ 501(c)(__) Organization. Type of Entity __________________________
self-employed & S Corporations)	☐ Other (specify) __________________________________________________
Type of Plan (Select one.)
403(b) Plan	457 Plan
¨ 403(b) Non-ERISA public schools and ERISA exempt	☐ Governmental 457(b) (including public schools)
501(c)(3) organizations	☐ Tax-exempt 457(b) top hat (for select management
☐ 403(b) ERISA (generally, 501(c)(3) organization	and/or highly compensated employees)
sponsoring a 403(b) with employer and/or employee	☐ Tax-exempt 457(b) (only non-qualified church
contributions)	controlled organizations)
401(a)/(k)) Plan
☐ 401(a)	Other (specify) _______________________________________
☐ 401(k) - employee salary deferral plan
[Product (Select one. All products may not be available in all states.)
¨ Voya Custom Choice II	¨ Voya Retirement Plus II
¨ Voya Retirement Choice II (Fixed Plus Account III)	¨ Other (specify) ______________________________________________________]

ERISA Status
Is this Plan subject to ERISA Title I? ¨ Yes ¨ No
If “Yes,” indicate the Plan Anniversary (Month/Day) (required)

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3. CONTRACT HOLDER SIGNATURE AND AUTHORIZATION
By signing this form, I understand that:
•	I am selecting an annuity product to fund a tax-deferred arrangement;
•	the group annuity contract may include restrictions on the availability of the Voya Fixed Plus Account III as set forth in the contract;
•	the tax laws provided for deferral of taxation of earnings on participant account balances; and
•	although the annuity provides features and benefits that may be of value to participants, it does not provide any additional deferral of taxation beyond that provided by the tax-deferred arrangement itself.

Additionally, I acknowledge that the pre-filled information, as well as the information I have provided is complete and accurate. I further understand that the Company is entitled to rely exclusively on information provided on this form.

For all products other than Voya Retirement Choice II, all payments and values provided by the group Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to fixed dollar amount. Amounts allocated to the Guaranteed Accumulation Account, if available and withdrawn before a guaranteed term maturity date, may be subject to a market value adjustment. The market value adjustment may result in an increase, or a decrease, in the Individual Account value.

I acknowledge receipt of the current annuity prospectus for the group annuity contract or contract disclosure booklet (applicable to
Voya Fixed Plus Account III), as well as current fund prospectuses for each of the variable investment options. I HAVE ATTACHED A
COPY OF THE PROSPECTUS RECEIPT TO THIS APPLICATION (not applicable to Voya Fixed Plus Account III). The Effective Date
of the Contract is the Contract Holder’s date of signature below.

Contract Holder Signature _______________________________________________ Date __________________________________

Title _______________________________	City/Town and State Where Signed __________________________________________

Witness Signature _______________________________________________________ Date _________________________________

4. PRODUCER SIGNATURE

Producer Name __________________________________________________________ License # (if applicable) ________________

Producer Signature _______________________________________________________ Date ________________________________

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